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                                                                   EXHIBIT 99.58

        WARRANT NO. _____ DATED NOVEMBER 28, 2003 TO FINANCIAL WEST GROUP



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         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
         AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS SECURITY OR
         AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                             STOCK PURCHASE WARRANT

Date of Issuance:  November 28, 2003                              Warrant No. __

         For value received, Universal Automotive Industries, Inc., a Delaware corporation (the "Company"), hereby grants to Financial West Group ("Financial West Group" -- Financial West Group or its successors or assigns is hereinafter referred to as the "Registered Holder"). Registered Holder the right to purchase from the Company an aggregate of 2,500 shares of Common Stock ("Warrant Stock") at a price per share equal to $1.92 (as may be adjusted from time to time hereunder) ("Exercise Price"). The amount and kind of securities purchasable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

           Section 1. Exercise of Warrant.

                  1.1 Exercise Period. This Warrant shall expire on November 28, 2008. The Registered Holder may exercise, in his sole and absolute discretion, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time prior to the expiration hereof.

                  1.2      Exercise Procedure.

                  (a) This Warrant may be exercised by delivering all of the following items to the Company at its principal office (the date on which the Company shall receive all of such items shall be referred to as the "Exercise Date");

                           (i) a completed Exercise Agreement, as described in
                  Section 1.3, executed by the person or entity exercising all or part of the purchase rights represented by this Warrant ("Purchaser");

                           (ii) if this Warrant is not registered in the name of
                  the Purchaser, an Assignment or Assignments, in the form attached hereto as Exhibit I, evidencing the assignment of this Warrant to the Purchaser (in which case the Registered Holder will be deemed to have complied with Section 5); and

                           (iii) Unless the Cashless Exercise Option provided
                  under Section 1.6 below is utilized, a wire transfer or check payable to the Company in an amount

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                  equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise.

                  (b) The Company shall use its best efforts to cause the transfer agent of its securities to issue and deliver to the Purchaser certificates for shares of Warrant Stock issuable upon exercise of this Warrant within ten business days after the Exercise Date, but in no event shall such certificates be issued and delivered later than 15 business days after the Exercise Date.

                  (c) In the event that this Warrant shall be exercised for less than all of the Warrant Stock, the Company shall, within ten business days after the Exercise Date, execute and deliver to the Purchaser a replacement Warrant of like tenor for the balance of the Warrant Stock that may be purchased hereunder.

                  (d) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at 5:00 p.m. (Chicago time) on the Exercise Date, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at such time on the Exercise Date.

                  (e) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax with respect thereto or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock; provided, however, that the Company shall not be required to pay any income tax to which the Registered Holder or the Purchaser may be subject in connection with the issuance of this Warrant or any Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall be, upon payment of the Exercise Price, or utilization of the Cashless Exercise Option, duly authorized, validly issued, fully paid and nonassessable and free from all liens, restrictions, encumbrances, and charges.

                  (f) Each party shall assist and cooperate with each other party with respect to any required governmental filings or governmental approvals prior to, or in connection with, any exercise of this Warrant.

                  1.3 Exercise Agreement. To exercise this Warrant, each Purchaser shall execute and deliver the Exercise Agreement, the form of which is attached hereto as Exhibit II, except that if the shares of Warrant Stock are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the person or entity to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the person or entity to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the date of execution thereof.

                  1.4 Fractional Shares. The Company shall not be required to issue any fractional shares upon exercise of the rights represented by this Warrant. In lieu of any fractional share to which the Purchaser would otherwise have been entitled in the absence of this section,


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the Company shall, within ten business days after the Exercise Date, deliver to the Purchaser by wire transfer or a check payable to the Registered Holder an amount equal to the difference between the Market Price of such fractional share and the Exercise Price of such fractional share.

                  1.5 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock issuable upon the exercise of this Warrant. If, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of this Warrant, the Company shall immediately take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. All Warrant Stock, when issued, shall be duly authorized and validly issued, fully paid and nonassessable, and free from all taxes, liens, encumbrances, and restrictions. The Company shall take all actions that may be necessary to assure that such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation, or any requirement of any domestic securities exchange.

                  1.6 Cashless Exercise. In lieu of exercising this Warrant or any portion hereof and paying the Exercise Price as otherwise provided herein, the Purchaser shall have the right to convert this Warrant or any portion hereof into a number of shares to be computed using the following formula (the "Cashless Exercise Option"):

                                      (P)(Y)(A-B)
                                  X = -----------
                                          A

         X = the number of shares of Common Stock to be issued to the Purchaser for the portion of this Warrant being converted.

         P = the portion of this Warrant being converted (expressed as a percentage) which is equal to the number of shares of Common Stock being converted pursuant to a Cashless Exercise Option divided by Y.

         Y = the total number of shares of Common Stock issuable upon exercise of this Warrant in full.

         A = the Market Price of one share of Common Stock determined as of the date of exercise of this Warrant.

         B = the Exercise Price.

         Upon any such conversion, the number of shares converted pursuant to the Cashless Exercise Option, which is equal to P multiplied by X, shall be cancelled as provided herein.

           Section 2. Adjustment of Number of Shares.

                  2.1 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise


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Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

                  2.2 Reorganization, Reclassification, Consolidation, Merger, or Sale. Prior to the consummation of any Organic Change, the Company shall make appropriate provision to ensure that each Purchaser shall thereafter have the right to acquire and receive in lieu of, or addition to (as the case may be), the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities, cash, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. The Company shall not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change or the entity purchasing such assets shall either (i) redeem in cash any unexercised portion of the Warrant at an amount equal to the product of (A) the number of shares of Warrant Stock into which such unexercised portion of the Warrant is exercisable multiplied by (B) the difference between (x) the Market Price as of the date of redemption, minus the Exercise Price (as adjusted), or (ii) cause such unexercised portion of the Warrant to be exerciseable immediately and the Warrant Stock issuable in connection therewith to be registered for resale under applicable federal and state securities laws.

                  2.3 Notices.

                  (a) Immediately upon any adjustment set forth in Section 2, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail such adjustment and certifying the calculation thereof.

                  (b) The Company shall give written notice to the Registered Holder at least five business days prior to the date on which any Organic Change shall be consummated, unless such notice would otherwise be prohibited by applicable law or would adversely affect an Organic Change.

           Section 3. Registration Rights. Within one year from the date hereof, the Company shall file a registration statement with the Securities and Exchange Commission (the "Commission") covering the Warrant Stock and will use all reasonable efforts to cause such registration statement to be declared effective by the Commission and to remain effective during such time as this Warrant is outstanding; provided, however, that, in any event, the Company shall register the Warrant Stock on the first registration statement filed by the Company after the date of this Warrant, other than registration statements on Form S-4 or S-8. Anything herein to the contrary notwithstanding, the Company will not be required to file such registration statement and will be permitted to suspend sales of Warrant Stock by the Registered Holder of this Warrant if such holder fails to furnish the Company with the requisite


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information needed to comply with the disclosure requirements under the
Securities Act and related rules.

           Section 4. No Stockholder Rights. Prior to the exercise hereof, this Warrant shall not, with respect to the shares of Warrant Stock, entitle the Registered Holder or any other Person (as a holder of this Warrant) to any rights as a stockholder of the Company, including the right to vote (or give written consent) or to receive dividends or other distributions.

           Section 5. Transfer and Exchange of Warrant.

                  5.1 Transfer. Subject to the transfer restrictions set forth in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part (without charge by the Company to the Registered Holder), only upon surrender of this Warrant with a properly executed Assignment (in the form attached hereto as Exhibit I) at the principal office of the Company.

                  5.2 Exchange. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for one or more replacement Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each such replacement Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" for each such replacement Warrant irrespective of the number of times one or more replacement Warrants representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

                  5.3 Conditions. If, at the time of any transfer or exchange of this Warrant, the Warrant Stock or this Warrant shall not be registered under the Securities Act, the Company may require, as a condition to allowing such transfer or exchange, that the Registered Holder furnish to the Company a written statement that any replacement Warrant is being acquired for investment purposes only, and not with a view to the distribution thereof.

           Section 6. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction, or mutilation of this Warrant, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of this Warrant, the Company shall (at the expense of the Company) execute and deliver in lieu of this Warrant, a new Warrant of like tenor representing the same rights represented by such lost, stolen, destroyed, or mutilated Warrant and dated the Date of Issuance.

           Section 7. Definitions. Unless otherwise set forth in this Warrant, all capitalized terms have the meanings set forth below:

         "Common Stock" means the Company's common stock, $0.01 par value per share.

         "Market Price" means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the



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average of the representative bid and asked prices quoted by the Nasdaq Stock
Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted by the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by Pink Sheets LLC, or any similar successor organization, in each such case averaged over a period of 5 days consisting of the day as of which "Market Price" is being determined and the 4 consecutive trading days prior to such day. If at any time such security is not listed on any securities exchange or quoted by the Nasdaq Stock Market or the over-the-counter market, the "Market Price" will be the fair value thereof determined in good faith by the Board of Directors.

         "Organic Change" means any recapitalization, reorganization, reclassification, consolidation, merger, share acquisition or exchange, or sale of all or substantially all of the Company's assets to another Person, or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash, or assets with respect to, or in exchange for, Common Stock.

         "Securities Act" means the Securities Act of 1933, as amended.

           Section 8. Miscellaneous.

                  8.1 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Registered Holder or the Purchaser to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder or the Purchaser, shall give rise to any liability of such Registered Holder or Purchaser for the purchase price of any Warrant Stock or as a stockholder of the Company.

                  8.2 Remedies. The Registered Holder and the Purchaser shall have all rights and remedies set forth in this Warrant, the Certificate of Incorporation, and all of the rights that the Registered Holder and the Purchaser has under any law. Any Person having any rights under any provision of this Warrant shall be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Warrant and to exercise all other rights granted by law.

                  8.3 Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended only by a written instrument signed by the Company and the Registered Holder. No other course of dealing between the Company and the Registered Holder or the Purchaser or any delay in exercising any rights hereunder, under the Company's Certificate of Incorporation, or otherwise shall operate as a waiver of any rights of the Registered Holder or the Purchaser. The failure of any party to enforce any of the provisions of this Warrant shall not be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Warrant in accordance with its terms.

                  8.4 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

                  8.5 Payments. All payments required or permitted hereunder shall be made in immediately available funds in the lawful currency of the United States of America.



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                  8.6 Governing Law. This Warrant shall be governed by, and
construed and enforced in accordance with, the substantive laws of the State of Illinois, without regard to the conflicts of laws principles thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                               UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.


                               By:      /s/      Arvin Scott, President
                                  --------------------------------------
                               Its:     12/10/2003
                                   -------------------------------------



Attest:



/s/ Robert W. Zimmer
--------------------------------------------

Secretary



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                                                                       EXHIBIT I

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ____) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

NAME OF ASSIGNEE                ADDRESS                          NO. OF SHARES
----------------                -------                          -------------







DATED:                              , 200
      ------------------------------     --


                                     Signature:
                                                       -------------------------

                                                       -------------------------
                                     Witness:
                                                       -------------------------


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                                                                      EXHIBIT II

                               EXERCISE AGREEMENT

         To:  Universal Automotive Industries, Inc.   Dated:             , 200
                                                            ------------      --

         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. __), hereby agrees to subscribe for the purchase of shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.



                                     Signature:
                                               ---------------------------------

                                               ---------------------------------
                                     Address:
                                               ---------------------------------